Exhibit 1.1

14,000,000 Shares

INVESCO MORTGAGE CAPITAL INC.

Common Stock

UNDERWRITING AGREEMENT

February 4, 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC.

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Dear Ladies and Gentlemen:

1. Introductory. Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 14,000,000 shares (the “Firm Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,100,000 additional shares of Common Stock (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Pursuant to the Agreement of Limited Partnership (the “OP Agreement”) of IAS Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), upon receipt of the net proceeds of (a) the sale of the Firm Securities on the First Closing Date (as defined below) and (b) any and all Optional Securities on each Optional Closing Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Firm Securities and Optional Securities sold to the Underwriters (the “Company OP Units”).

To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

2. Representations and Warranties of the Company and the Operating Partnership and Representations and Warranties of the Manager.

(a) The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3ASR (No. 333-210454), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:05 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.

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“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (for the avoidance of doubt, including any Pricing Term Sheet (as hereinafter defined)).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities, and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not

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and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, (the “Representatives”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) Automatic Shelf Registration Statement.

a) Well-Known Seasoned Issuer Status. (1) At the time of initial filing of the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

b) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

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c) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

d) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv) Ineligible Issuer Status. (A) At the earliest time after the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated February 4, 2019, including the base prospectus, dated March 29, 2016 (which is the most recent Statutory Prospectus distributed to investors generally), and the pricing and other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included

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any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vi) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed with the Commission or became effective, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then included or incorporated by reference in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then included or incorporated by reference in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii) Good Standing of the Company and the Operating Partnership. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease

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of property or the conduct of its business requires such qualification. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conducts its business as described in the General Disclosure Package; and the Operating Partnership is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property of the conduct of its business requires such qualification.

(ix) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(x) Authorized Capital. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the General Disclosure Package and the Final Prospectus.

(xi) Stock Options. No stock options have been issued or otherwise granted pursuant to any stock-based compensation plans of the Company and its subsidiaries. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, stock options prior to, or otherwise coordinating the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xii) No Preemptive Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for, or to purchase, any capital stock, partnership interests, partnership units, member interests or other equity interests or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock, or other equity interests of the Company and there are no outstanding options, warrants or other securities exercisable for, or any other securities convertible into or exchangeable for, any securities of the Company.

(xiii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth or incorporated by reference in the General Disclosure Package; all outstanding shares of capital stock of the Company are and, when the Firm Securities have been delivered and paid for in accordance

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with this Agreement on the First Closing Date and, if applicable, the Optional Securities have been delivered and paid for in accordance with this Agreement on the applicable Closing Date, such Firm Securities and Optional Securities will be validly issued, fully paid, and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Firm Securities and Optional Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. All distributions, including the distributions on all other securities of the Company ranking prior to or on a parity with the Common Stock with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(xiv) OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be validly issued and will conform to the information in the General Disclosure Package and to the description of such Company OP Units contained in the Final Prospectus; all outstanding OP Units have been, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws.

(xv) Registration Rights Agreements. There are no contracts, agreements or understandings between the Company and any person granting such person any rights to have any securities of the Company or any of its subsidiaries registered under the Securities Act for resale by such person.

(xvi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, the Manager and Invesco, Ltd., a Bermuda company (“Invesco”), or any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xvii) Listing. The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

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(xviii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or the OP Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company or the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained or made and such as may be required under state securities laws.

(xix) Title to Property. Except as disclosed in the General Disclosure Package, the Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company, the Operating Partnership and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xx) Absence of Defaults and Conflicts Resulting from Transaction. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the OP Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company and the issuance and sale of the Company OP Units by the Operating Partnership will not constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under, result in a violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, (A) the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject, except, in the case of clauses (B) and (C) only, such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries taken as a whole (“Material Adverse Effect”); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating

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Partnership or any of their respective subsidiaries; the term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (d) in the case of any other entity, the organizational and governing documents of such entity.

(xxi) Absence of Existing Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xxiii) Authorization and Enforceability of Management Agreement and OP Agreement. The Management Agreement, dated July 1, 2009, as amended by the Amendment to Management Agreement, dated May 24, 2011, and the Amendment to the Management Agreement, dated July 1, 2015 (as so amended, the “Management Agreement”), in each case by and among the Company, the Operating Partnership, IAS Asset I LLC and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xxiv) Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

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(xxv) Absence of Labor Dispute. No labor dispute exists between any officers or other key persons of the Company or the Manager named in the General Disclosure Package (each, a “Company-Focused Professional”), on the one hand, and the employer of each such individual, on the other hand, nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect.

(xxvi) Employment; Noncompetition; Nondisclosure. Neither the Company nor, to the best of the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the General Disclosure Package.

(xxvii) Accurate Disclosure. The statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws,” “U.S. Federal Income Tax Considerations,” “Underwriting” and “Certain Relationships and Related Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(xxviii) Absence of Manipulation. None of the Company, the Operating Partnership, the Manager or their respective subsidiaries or, to the Company’s knowledge, any affiliates of the Company, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxix) Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company or its subsidiaries as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxx) Invesco-Related Data. Any financial or other data regarding Invesco and its direct and indirect subsidiaries, including but not limited to, the Manager that is included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package is derived from Invesco’s accounting or other applicable records and is accurate in all material respects.

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(xxxi) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxii) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the Company’s inception, there has been (1) no material weakness in the Company’s “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act), whether or not remediated, and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of Sarbanes-Oxley and all Rules and Regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effective date of the Registration Statement, the date of the Preliminary Prospectus Supplement and the date of the Prospectus Supplement.

(xxxiii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending or, to the Company’s knowledge, threatened actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries or assets, would, individually or in the aggregate, have a Material Adverse Effect, or would

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materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxiv) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis and the schedules included or incorporated by reference in each Registration Statement present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in each Registration Statement and the General Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxv) Exchange Listings. The company is in compliance with all applicable corporate governance requirements set forth in the rules of the NYSE and all applicable corporate governance and other requirements contained in the listing agreement to which the Company and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.

(xxxvi) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole that is material and adverse, (B) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class of the Company’s capital stock or any OP Units, respectively, and (C) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Operating Partnership or their respective subsidiaries.

(xxxvii) Investment Company Act. Neither the Company nor the Operating Partnership is an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or an entity controlled by an investment company. After giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither the Company nor the Operating Partnership is an investment company or an entity controlled by an investment company.

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(xxxviii) Indebtedness. None of the Company, the Operating Partnership or any of their direct or indirect subsidiaries has any indebtedness as of the date of this Agreement nor will any of the Company, the Operating Partnership or any of their direct or indirect subsidiaries have any indebtedness immediately prior to the sale of the Offered Securities on the First Closing Date, in each case except as disclosed in the General Disclosure Package.

(xxxix) Insurance. The Company, the Operating Partnership and each of their respective subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and the Company has obtained directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(xl) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.

a) The Company is properly classified as a corporation for U.S. federal income tax purposes throughout the period from its formation through the date hereof.

b) Each of the subsidiaries of the Company that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) is properly classified as (i) a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal U.S. income tax purposes or (ii) a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (“Code”).

(xli) Real Estate Investment Trust. The Company has made a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2009, and such election has remained in effect and will continue to remain in effect with respect to each subsequent taxable year of the Company (unless the Board of Directors of the Company (“Board”)

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determines that it is no longer in the best interests of the Company and its shareholders to elect to be subject to taxation as a REIT). The Company has filed returns as a REIT for each taxable year ended December 31, 2009 through 2017 and will file as a REIT for each of its subsequent taxable years (unless the Board determines that it is no longer in the best interests of the Company and its shareholders to elect to be subject to taxation as a REIT). Commencing with its taxable year ended December 31, 2009, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in each Registration Statement, the General Disclosure Package and each Statutory Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the General Disclosure Package and each Statutory Prospectus are true, complete and correct in all material respects.

(xlii) Description of Organization and Method of Operation. The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and each Statutory Prospectus is accurate and presents fairly the matters referred to therein; the Company’s operating policies, investment guidelines and operating policies described in the Registration Statement, the General Disclosure Package and each Statutory Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xliii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the businesses now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xliv) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the

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aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xlv) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken all necessary actions to materially comply with the European Union General Data Protection Regulation if and to the extent applicable (and to prepare to materially comply with all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with the same would be reasonably likely to create a material liability) as soon they take effect except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xlvi) Compliance with ERISA. The Company does not sponsor, maintain, or contribute to any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and there are no reasonably likely circumstances under which the Company could be obligated to pay any amounts as a result of liability arising due to being under common control with another entity or being considered a single employer with another entity under Section 414 of the Internal Revenue Code.

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(xlvii) Anti-Corruption. None of the Company, the Operating Partnership or their respective subsidiaries, nor any director, officer, or to the Company’s knowledge, employee of the Company, the Operating Partnership or their respective subsidiaries, nor, to the Company’s knowledge, any Company-Focused Professional (not otherwise covered by the first part of this sentence), any other agent or representative of the Company, the Operating Partnership or their respective subsidiaries, or, to the Company’s knowledge, any affiliate of the Company has taken or will take any action, including, but not limited to, the use of the proceeds of the offering, in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Operating Partnership and their respective subsidiaries and, to the Company’s knowledge, affiliates of the Company have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(xlviii) Anti-Money Laundering Laws. The operations of the Company, and its respective subsidiaries and, to the Company’s knowledge, affiliates of the Company, are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership or any of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator) with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.

(xli) OFAC Sanctions.

(xlix) (1) None of the Company, the Operating Partnership or any of their respective subsidiaries (collectively, the “Entity”) nor any director, officer or employee thereof, nor, to the Entity’s knowledge, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions

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administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea region, Cuba, Iran, North Korea and Syria).

(2) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3) The Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(4) For the past 5 years, the Company, the Operating Partnership and each of their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(l) Prior Sales of Common Stock. Except as disclosed in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof.

(li) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii).

(lii) Representation of Officers. Any certificate signed by any officer of the Company on behalf of the Company and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b) The Manager represents and warrants to, and agrees with, the Underwriters that:

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(i) Manager-Related Disclosure. Any financial or other data regarding the Manager and/or its subsidiaries that is included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(ii) Good Standing of the Manager. The Manager has been duly organized and is existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Manager is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, (A) the Organizational Documents of the Manager or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject except, in the case of clauses (B) and (C) only, such defaults, violations, liens, charges or encumbrances that would neither, individually or in the aggregate, result in a Material Adverse Effect nor impair the ability of the Manager to perform its obligations under this Agreement or the Management Agreement.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(v) Authorization and Enforceability of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(vi) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the Manager to perform its obligations under this Agreement.

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(vii) Possession of Licenses and Permits. The Manager and its subsidiaries possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(viii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(ix) Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any officers or other key persons of the Manager named in the General Disclosure Package, or a significant number of members of the Manager’s mortgage investment team plan to terminate his or her employment with the Manager. Neither the Manager nor, to the best of the Manager’s knowledge, any officers or other key persons of the Manager named in the General Disclosure Package is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the General Disclosure Package.

(x) Absence of Manipulation. The Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xi) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement or the Management Agreement; and, to the Manager’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

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(xii) Investment Advisers Act. The Manager is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Manager is not prohibited by the Investment Advisers Act, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xiii) Internal Controls. The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(xiv) Compliance. The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3. Purchase, Sale and Delivery of Offered Securities.

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $15.53 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at 10:00 a.m., New York time, on February 7, 2019, or at such other time not later than three full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities; provided, however, that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly,

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to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Manager.

(a) The Company agrees with the several Underwriters that:

(i) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. With respect to the offering of the Offered Securities, the Company has complied and will comply with Rule 433.

(ii) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will not effect such amendment or supplementation without the Representatives’ consent, which shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of (A) the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional

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information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities or Common Stock in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(v) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be

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obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, (A) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review) with such costs not to exceed $15,000, (C) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees, and (2) any other expenses of the Company, (D) the fees and expenses incident to listing the Offered Securities on the NYSE, (E) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (F) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (G) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (H) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company, (I) all fees for clearance, settlement and book-entry transfer of the Offered Securities through The Depository Trust Company, and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(ix) Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder.

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(x) Absence of Manipulation. The Company will not take, and will cause its subsidiaries and affiliates not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company and the Operating Partnership will not, directly or indirectly, take any of the following actions with respect to its Common Stock, any securities substantially similar to its Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC. The Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, consent, to in writing.

(xii) No Restrictions on Subsidiaries. No subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any of its subsidiaries, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or any of its subsidiaries any loans or advances to such subsidiary from the Company or any of its subsidiaries or from transferring any of such subsidiary’s properties or assets to the Company or any of its subsidiaries.

(xiii) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.

25

(xiv) The Company will complete all required filings with the NYSE and other necessary actions in order to cause the Offered Securities to be listed and admitted and authorized for trading on the NYSE within the time period specified in the Final Prospectus.

(b) The Manager agrees with the several Underwriters that the Manager will not take, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company, Operating Partnership, the Manager and their respective subsidiaries made pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated the date hereof and each Closing Date, of (i) PricewaterhouseCoopers LLP (independent registered public accountants for the Company and the Operating Partnership beginning February 23, 2016), substantially in the form of Annex I-A hereto, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final

26

Prospectus; and of (ii) Grant Thornton LLP (independent registered public accountants for the Company and the Operating Partnership through February 23, 2016), substantially in the form of Annex I-B hereto, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; and (iii) the Chief Financial Officer of the Company in the form of Annex I-C hereto.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of debt securities, if any, of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company and the Operating Partnership. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Alston & Bird LLP, counsel for the Company and the Operating Partnership in substantially the form set forth on Annex II hereto.

27

(e) Opinion of Special Counsel for Company. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Venable LLP, special counsel for the Company, in substantially the form set forth on Annex III hereto.

(f) Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Alston & Bird LLP, counsel for the Company, in substantially the form set forth on Annex IV hereto.

(g) Opinion of Special Counsel for the Manager. The Representatives shall have received an opinion, dated such Closing Date, of Alston & Bird LLP, special counsel for the Manager, in substantially the form set forth on Annex V hereto.

(h) Opinion of Counsel for Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion and a negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(j) Manager Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct; and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

28

(k) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Annex VI hereto from (i) each of the Company’s directors and executive officers, (ii) the Manager, (iii) all the Manager’s officers required to make filings under Section 16 of the Exchange Act with respect to the Company, and (iv) IVR Limited Partner LLC.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, an Issuer Free Writing Prospectus or the General Disclosure Package or arise out of or based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, in or omission or alleged omission from any of such documents, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter

29

Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the information relating to stabilizing transactions, penalty bids and syndicate covering transactions contained in the eleventh, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is

30

entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the (i) total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Offered Securities, bear to the aggregate price to the public received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to

31

contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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As used in this Section 10:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and reasonable disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Operating Partnership and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

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12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Attention: General Counsel; facsimile number: (646) 291-1469; Credit Suisse Securities (USA) LLC, 11 Madison Avenue, 3rd Floor, New York, New York 10010; Attention: General Counsel – IBCM Legal, or, if sent to the Company, the Operating Partnership or the Manager will be mailed, delivered or telegraphed and confirmed to it at 1555 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Robert H. Rigsby; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company, the Operating Partnership and the Manager acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and the Manager and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Representatives, and the Company, the Operating Partnership or the Manager is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company, the Operating Partnership and the Manager have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager, and that the Representatives have no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

34

(d) Waiver. Each of the Company, the Operating Partnership and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operating Partnership or the Manager, including shareholders, employees or creditors of the Company, the Operating Partnership or the Manager.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company, the Operating Partnership and the Manager hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Operating Partnership and the Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership and the Manager and the several Underwriters in accordance with its terms.

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Very truly yours,

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ John M. Anzalone
Name: John M. Anzalone
Title: Chief Executive Officer

IAS OPERATING PARTNERSHIP LP
By:	Invesco Mortgage Capital Inc.,
as its General Partner

By:	/s/ John M. Anzalone
Name: John M. Anzalone
Title: Chief Executive Officer

INVESCO ADVISERS, INC.

By:	/s/ Robert Rigsby
Name: Robert Rigsby
Title: Senior Vice President

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
Name: Michael Occi
Title: Managing Director

Acting on behalf of itself and as a Representative of the several Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Renos Savvides
Name: Renos Savvides
Title: Director

Acting on behalf of itself and as a Representative of the several Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Rafael Soeda
Name: Rafael Soeda
Title: Managing Director

Acting on behalf of itself and as a Representative of the several Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Morgan Stanley & Co. LLC	5,600,000
Citigroup Global Markets Inc.	4,200,000
Credit Suisse Securities (USA) LLC	4,200,000
Total	14,000,000

A-1

SCHEDULE B

General Use Free Writing Prospectuses (included in the General Disclosure Package)

None.

Information included in the General Disclosure Package

Price per share: As to each investor, the price paid by such investor.

Firm Shares: 14,000,000

Option Shares: 2,100,000

B-1

ANNEX I-A

Form of Comfort Letter of PricewaterhouseCoopers LLP

I-A-1

This draft is furnished solely for the purpose of indicating the form of letter that we would expect to be able to furnish Morgan Stanley & Co. LLC in response to their request, the matters expected to be covered in the letter, and the nature of the procedures that we would expect to carry out with respect to such matters. Based on our discussions with Morgan Stanley & Co. LLC, it is our understanding that the procedures outlined in this draft letter are those they wish us to follow. Unless Morgan Stanley & Co. LLC inform us otherwise, we shall assume that there are no additional procedures they wish us to follow. The text of the letter itself will depend, of course, on the results of the procedures, which we would not expect to complete until shortly before the letter is given and in no event before the cutoff date indicated therein.

February 4, 2019

Board of Directors of Invesco Mortgage Capital

1555 Peachtree Street NE, Suite 1800

Atlanta, GA 30309

And

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

as representatives of the several underwriters

Ladies and Gentlemen:

We have audited

1.

the consolidated financial statements of Invesco Mortgage Capital Inc. (the “Company”) and subsidiaries as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017, included in the Company’s annual report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”),

2.	the related financial statement schedule included in the Form 10-K and,

3.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017.

The consolidated financial statements and financial statement schedule referred to above are all incorporated by reference in the registration statement (No. 333-210454) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in that registration statement. The registration statement, including the preliminary prospectus supplement dated February 4, 2019, is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1.

We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.

In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2017; although we have conducted an audit for the year ended December 31, 2017, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2017 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of March 31, 2018, June 30, 2018, and September 30, 2018 and the unaudited condensed consolidated statements of operations, of comprehensive income (loss), of cash flows and of changes in equity for the three-month periods ended March 31, 2018, June 30, 2018, and September 30, 2018 incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2017. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2017. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2017.

4.

For purposes of this letter, we have read the minutes of the 2018 meetings of the stockholders, Board of Directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Company and its subsidiaries as set forth in the minute books at February 1, 2019, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein except for the minutes and draft agendas of the February 1, 2019 meeting of the Board of Directors which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting, and have carried out other procedures to February 1, 2019 (our work did not extend to the period from February 2, 2019 to February 4, 2019, inclusive) as follows:

a.

With respect to the three-month periods ended March 31, 2018 and 2017, the three and six- month periods ended June 30, 2018 and 2017, and the three and nine-month periods ended September 30, 2018 and 2017, we have:

(i)

performed the procedures (completed on May 3, 2018, August 7, 2018, and November 7, 2018) specified by the PCAOB for a review of interim financial information as described in AS 4105, Reviews of Interim Financial Information, on the unaudited condensed consolidated financial statements as of March 31, 2018 and for the three-month periods ended March 31, 2018 and 2017, as of June 30, 2018 and for the three and six-month periods ended June 30, 2018 and 2017, and as of September 30, 2018 and for the three-month and nine-month periods ended September 30, 2018 and 2017 included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, each incorporated by reference in the Registration Statement; and

(ii)

inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.	With respect to the period from October 1, 2018 to November 30, 2018, we have

(i)

read the unaudited consolidated financial data of the Company and subsidiaries for October and November of both 2018 and 2017 furnished us by the Company, officials of the Company having advised us that no financial data as of any date or for any period subsequent to November 30, 2018, are available. The financial information for October and November of both 2018 and 2017 is incomplete in that it omits the statement of cash flows and other disclosures.

(ii)

inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial data referred to in b.(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i)	Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a.(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

	(ii)	The unaudited condensed consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.	(i)	At November 30, 2018 there was any change in the capital stock, increase in long term debt, or decrease in consolidated assets or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the September 30, 2018 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from October 1, 2018 to November 30, 2018, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated interest income or net income attributable to Invesco Mortgage Capital Inc., except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

Common Stock Outstanding
September 30, 2018	111,652,661
November 30, 2018	111,584,996

Net Income attributable to Invesco Mortgage Capital Inc.
Period from October 1, 2018 to November 30, 2018	($70,452,579)
Period from October 1, 2017 to November 30, 2017	$85,613,126

Consolidated Assets
September 30, 2018	$19,222,886,227
November 30, 2018	$18,776,505,897

Stockholders’ Equity
September 30, 2018	$2,485,418,874
November 30, 2018	$2,370,910,617

6.

As mentioned in 4.b.1., Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to November 30, 2018, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after November 30, 2018 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at February 1, 2019 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated assets or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the September 30, 2018 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from October 1, 2018 to February 1, 2019, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated interest income or net income.

Those officials referred to above stated that they cannot comment on any such changes, increases or decreases in consolidated assets, stockholders’ equity, or consolidated interest income or net income for the periods referred to above. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in capital stock or long-term debt, except that we have been informed by officials of the Company that there continues to be a change in the capital stock that is estimated to be approximately the same as set forth in 5.b. and there is no increase in long-term debt, and except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

7.

For purposes of this letter, we have also read the items identified by you on the attached copy of the prospectus, prospectus supplement and the documents incorporated therein, all forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

K	Compared with a corresponding amount included in the Company’s audited consolidated financial statements included in the Form 10-K, incorporated by reference in the Registration Statement, and found such amounts to be in agreement (after giving effect to rounding, if applicable).

Q	Compared with a corresponding amount included in the Company’s unaudited consolidated financial statements included in the Form 10-Q, incorporated by reference in the Registration Statement, and found such amounts to be in agreement (after giving effect to rounding, if applicable).

B	Compared to or recomputed the amount or percentage from a schedule prepared by the Company from its accounting records or Company’s trial balance and found such amounts to be in agreement, given the effect of rounding. We a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement, giving the effect for rounding and b) determined that the schedule was mathematically correct given the effect for rounding.

C

Compared to or recomputed the amount from a schedule prepared by the Company from its accounting records and found such amounts to be in agreement, given the effect of rounding. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement, giving the effect for rounding and b) determined that the schedule was mathematically correct given the effect for rounding.

It should be noted, however; that the metrics listed below are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of these metrics or their usefulness for any purpose.

•   Debt to Equity

•   Repurchase Agreement Debt to Equity

•   Core Earnings

•   Core Earnings per Share

•   Effective Cost of Funds

•   Effective Net Interest Income

•   Effective Interest Income Yield

•   Effective Interest Expense

•   Net Interest Rate Margin

•   Maximum Balances

•   Average Earning Asset Yields

•   Average Cost of Funds

•   Commercial Loan Weighted Average Yield

•   Total Adjusted Equity

•   Vintage distribution of non-Agency RMBS

•   Total Capitalization

E	Recomputed the amount or percentage from a corresponding amount in the Company’s audited financial statements included in the Form 10-K incorporated by reference in the Registration Statement and found such amounts to be in agreement, giving the effect of rounding. We make no comment about the Company’s reasons given for the increases or decreases identified.

F	Recomputed the amount or percentage from a corresponding amount in the Company’s unaudited financial statements included in the Forms 10-Q incorporated by reference in the Registration Statement and found such amounts to be in agreement, giving the effect of rounding. We make no comment about the Company’s reasons given for the increases or decreases identified.

8.

Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.

It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.

This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,

S/PricewaterhouseCoopers LLP

ANNEX I-B

Form of Comfort Letter of Grant Thornton LLP

February 4, 2019

Grant Thornton LLP 1717 Main Street Suite 1800 Dallas, TX 75201

Invesco Mortgage Capital Inc. 1555 Peachtree Street, NE Atlanta, Georgia 30309	T 214-561-2300 F 214-561-2370 www.GrantThornton.com

And

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

As representative of the several underwriters set forth on Schedule A of the underwriting agreement, February 4, 2019 the date hereof (the “Underwriting Agreement”)

Ladies and Gentlemen:

We have audited the consolidated balance sheet of Invesco Mortgage Capital Inc. and its subsidiaries (the Company) as of December 31, 2015 and the related consolidated statements of operations, comprehensive income (loss), statements of equity and cash flows for the year then ended, and the related notes to the consolidated financial statements and financial statement schedule, all included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in the registration statement on Form S-3 ASR (No. 333-210454), as amended and supplemented through the date of this letter, filed by the Company under the Securities Act of 1933, as amended (the “Act”); our report with respect thereto is also incorporated by reference in that registration statement. Such registration statement, and including preliminary prospectus supplement, dated February 4, 2019, is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1.

As of February 21, 2017, and during the period covered by the financial statements on which we reported, we were independent certified public accountants with respect to the Company within the meaning of the Act and by the rules and regulations thereunder adopted by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States). We make no representations regarding independence in any period in which we were not engaged as the Company’s auditor of record.

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

2

2.

In our opinion, the consolidated financial statements and the related financial statement schedule, audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC.

3.

We have not audited any financial statements or schedules of the Company as of any date or for any period subsequent to December 31, 2015. We also have not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to December 31, 2015. Although we have conducted an audit for the year ended December 31, 2015, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2015, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2015.

4.

For purposes of this letter, we have also read the items identified by you on the attached pages of the Registration Statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A.

Compared the amount or percentage for the period indicated with the corresponding amount in the audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2017 incorporated by reference in the Registration Statement and found them to be in agreement.

B.

Compared the amount or percentage for the period indicated with the corresponding amount in the audited consolidated financial statements included in the Company’s applicable annual report on Form 10-K for the year ended December 31, 2016, December 31, 2015, and December 31, 2014, respectively, which are not incorporated by reference, and found them to be in agreement.

C.

Compared the amount for the period indicated to a report or schedule prepared by the Company and found them to be in agreement with consideration given for rounding. Proved the arithmetic accuracy of the report or schedule and compared the amount in such report or schedule to corresponding amounts in the general accounting records of the Company and found them to be in agreement with consideration given for rounding.

D.

Proved the arithmetic accuracy (percentage or amount or ratio) based on corresponding amounts for the period indicated included in the audited financial statements and notes thereto included in the Registration Statement and found them to be in agreement, with consideration given for rounding.

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

3

E.

Proved the arithmetic accuracy with consideration given for rounding. With respect to these items, we make no comment as to the Company’s determination as to what constitutes the appropriate presentation, disclosures, explanations or casual relationships of such items. It should be noted that non-GAAP measurements are not defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies.

5.

It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

6.

Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, we express no opinion thereon.

7.

This letter is solely for the information of the addressee and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Common Stock covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the Common Stock covered by the Registration Statement.

Very truly yours,

Grant Thornton

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

ANNEX I-C

Form of CFO Certificate

INVESCO MORTGAGE CAPITAL INC.

CFO CERTIFICATE

February 4, 2019

The undersigned, the Chief Financial Officer of Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), pursuant to Section 7(a)(iii) of the Underwriting Agreement, dated as of the date hereof (the “Underwriting Agreement”), by and among the Company, IAS Operating Partnership LP, Invesco Advisers, Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed in Schedule A thereto (the “Underwriters”), hereby certifies on behalf of the Company as follows:

(i)

I am the duly elected, qualified and acting Chief Financial Officer of the Company, and I am providing this certificate based on my examination of the internal accounting books and records of the Company.

(ii)	I am authorized to execute this certificate in the name and on behalf of the Company.

(iii)

I am knowledgeable with respect to the internal accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries, including, among other things: (i) preparing quarterly and annual financial statements and related disclosures for the Company in conformity with generally accepted accounting principles in the United States and (ii) maintaining adequate internal control over financial reporting.

(iv)

I have read and am familiar with, and been actively involved in the preparation of the disclosure, financial and other data (including the financial statements) of the Company included and incorporated by reference in the Registration Statement, Statutory Prospectus and General Disclosure Package.

(v)

I have overseen the preparation of and reviewed the disclosure, financial and other data circles on the attached Exhibit A included and incorporated by reference in the Registration Statement, Statutory Prospectus and General Disclosure Package (collectively, the “Circled Information”), and to the best of my knowledge and belief, such Circled Information, as of the date hereof, (i) matches or is accurately derived from the applicable internal accounting or financial records of the Company, (ii) was prepared in good faith by the Company, (iii) fairly presents in all material respects the matters which it purports to present for the periods indicated and (iv) is true and complete in all material respects.

I-C-1

(vi)

In connection with the preparation of and review of the Circled Information on Exhibit A, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such disclosure, financial and other data. In the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Circled Information is not accurately derived from the Company’s accounting books and, records, or that such Circled Information does not fairly and accurately state the information presented therein.

This certificate is being furnished to the Underwriters to assist in conducting and documenting their investigation of the Company in connection with the offering of the Offered Securities. Each of Alston & Bird LLP, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to Sections 7(d) and 7(h), respectively, of the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

[Signature Page to CFO Certificate]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name: Lee Phegley
Title: Chief Financial Officer

[Signature Page to CFO Certificate]

EXHIBIT A

Circled Information

I-Exhibit A

ANNEX II

Form of Company Corporate Opinion of Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-253-8390

February [7], 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10136

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Re:	Invesco Mortgage Capital Inc. – Offering of Common Stock

Ladies and Gentlemen:

We are counsel for Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”). We have represented the Company in connection with the issuance and sale by the Company of [14,000,000] shares (the “Firm Securities”) of its common stock, par value $0.01 per share (“Common Stock”), and [2,100,000] shares of Common Stock (the “Optional Securities” and, together with the Firm Securities, the “Securities”), pursuant to an underwriting agreement, dated February [4], 2019 (the “Underwriting Agreement”), by and among the Company, IAS Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), Invesco Advisers, Inc., a Delaware corporation, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Underwriters”). This opinion letter is being furnished to you, at your request, pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. For purposes of this opinion letter, the term “Invesco Entities” refers to the Company and the Operating Partnership.

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

February [7], 2019

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Invesco Entities, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Invesco Entities and the organizational documents of the Invesco Entities, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Invesco Entities, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. Among other things, we have examined originals or copies of the following executed documents:

(i)

the Company’s registration statement on Form S-3ASR (File No. 333-210454), filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2016 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) (the registration statement, as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”), which includes the Company’s base prospectus, dated March 29, 2016 (the “Base Prospectus”);

(ii)

the Base Prospectus, as supplemented by the Company’s preliminary Prospectus Supplement, dated February [4], 2019, relating to the Securities (together with the documents incorporated by reference therein, the “Preliminary Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on February [4], 2019;

(iii)	the General Disclosure Package;

(iv)	each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Schedule A attached hereto;

(v)

the Base Prospectus, as supplemented by the Company’s final Prospectus Supplement, dated February [4], 2019, relating to the Securities (together with the documents incorporated by reference therein, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on February [6], 2019; and

(vi)	the Underwriting Agreement.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Underwriting Agreement by the parties thereto, certificates and statements of responsible officers of the Invesco Entities, the due performance by the parties thereto of their respective obligations set forth in the Underwriting Agreement, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion

February [7], 2019

or belief as to matters that might have been disclosed by independent verification. Statements in this opinion letter regarding the valid existence, qualification to do business as a foreign entity and good standing of any of the Invesco Entities in their respective States of incorporation or formation, as the case may be, or the States in which they do business, as applicable, are based solely upon the certificates provided by the Secretary of State (or other comparable officer or official) of such States. For the purpose of such statements, we also have assumed that those certificates and opinions of counsel have remained correct and accurate since the dates thereof.

In rendering the opinions expressed below, we have assumed (i) the due organization, valid existence and good standing of each of the parties to the Underwriting Agreement, other than the Invesco Entities, (ii) the genuineness of all signatures on all documents (other than the signatures of the Invesco Entities), (iii) the legal capacity and competence of all natural persons, (iv) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, or photostatic copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto, other than the Invesco Entities, and that the Underwriting Agreement is the legal, valid and binding obligation of all parties thereto, other than the Invesco Entities, enforceable against such parties in accordance with its terms, (vii) all parties to the Underwriting Agreement, other than the Invesco Entities, have the full power, capacity, authority and legal right to enter into such agreement and to perform their respective obligations thereunder, (viii) the execution, delivery and performance by each party, other than the Invesco Entities, of the Underwriting Agreement, does not and will not violate or otherwise cause a default under the articles or certificate of incorporation, bylaws or other governing documents of such party, or any law or regulation of any governmental authority or determination of an arbitrator or a court or other governmental authority or the contracts and other agreements to which any such party is a party, (ix) that all representations and warranties made by the parties in the Underwriting Agreement with respect to factual matters are true and correct, (x) that the Underwriting Agreement represents bona fide and arm’s-length transactions undertaken by the Invesco Entities in good faith for fair and adequate consideration, (xi) the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to the Underwriting Agreement and (xii) all terms and conditions of, or relating to, the transactions contemplated by the Underwriting Agreement are correctly and completely embodied in the Underwriting Agreement1.

We express no opinion herein as to any matter relating to the laws of any jurisdiction other than (i) the federal laws of the United States and (ii) the laws of the States of New York and Delaware.

Our statements in the opinion numbered (12) below with respect to the effectiveness of the Registration Statement and the non-existence of any stop orders with respect to the Registration Statement is based solely on our knowledge, including upon statements to that effect made to us today by members of the staff of the Commission.

[1]	We removed assumption (xiii) but need to maintain assumption (xii). This assumption is getting to the point that there are no extra-contractual arrangements (e.g., oral “side deals”).

February [7], 2019

Whenever any opinion or confirmation set forth in this opinion letter with respect to the existence or absence of facts or other matters is qualified by the words “to our knowledge” or “known to us” or other words of similar meaning, the quoted words mean the current and actual awareness by lawyers in the “primary lawyer group” of factual matters that such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means those lawyers currently in our firm who have been responsible for representing and providing legal work for the Invesco Entities.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1)

The Operating Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has the partnership power and authority to conduct its business and own, lease and operate its properties as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(2)

Each of IAS Asset 1 LLC, a Delaware limited liability company, and IAS Services LLC, a Michigan limited liability company, (the “Significant Subsidiaries”) is validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its formation, with limited liability company power and authority to conduct its business and own, lease and operate its properties as described in the General Disclosure Package and the Prospectus.

(3)

Each of the Company, the Operating Partnership and the Significant Subsidiaries is duly qualified as a foreign partnership, limited liability company or corporation, as applicable, and is in good standing to do business in the jurisdictions set forth on Schedule B attached hereto.

(4)

The Company OP Units sold by the Operating Partnership to the Company in connection with the Company’s sale of the Securities (the “New Units”) have been duly authorized and, assuming the contribution by the Company to the Operating Partnership of the net proceeds of the sale of the Securities in exchange for such New Units, will be validly issued and fully paid. To our knowledge, (i) the OP Units (other than the New Units) have been duly authorized, validly issued and fully paid, and (ii) the OP Units (other than the New Units and the OP Units owned by IVR Limited Partner LLC) are owned by the Company free from liens, encumbrances and defects.

(5)

To our knowledge, all of the issued and outstanding limited liability company ownership interests of each of the Significant Subsidiaries have been duly authorized, validly issued and fully paid and are owned by the Operating Partnership free from liens, encumbrances and defects.

February [7], 2019

(6)	The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership.

(7)	The Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery is governed by the laws of the State of New York.

(8)

To our knowledge, except as disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(9)

Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership will be an “investment company” as defined in the Investment Company Act.

(10)

No authorization, approval, consent or order of any court or governmental authority or agency or filing therewith or, to our knowledge, any other entity is required to be made or obtained by the Company or the Operating Partnership in connection with the offering, issuance or sale of the Securities by the Company, or issuance or sale of the New Units by the Operating Partnership, except for authorizations, approvals, consents or orders that have been received prior to the date hereof; provided, however, that we do not express any opinion as to any necessary qualification under the state securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the Underwriters or any approval of the underwriting terms and arrangements relating to the offering of the Securities by the Financial Industry Regulatory Authority.

(11)

The execution and delivery of the Underwriting Agreement, the Company’s sale of the Securities thereunder and the Operating Partnership’s related sale of the New Units to the Company pursuant to the OP Agreement do not, and if the Company and the Operating Partnership were now to perform their other respective obligations under the Underwriting Agreement, such performance would not, result in any:

a.	violation of the Operating Partnership’s certificate of limited partnership or the OP Agreement or the similar governing instruments of the Significant Subsidiaries;

b.

violation of any existing federal or state constitution, statute, regulation, rule, order, or law which, based upon our experience, we know to be applicable to the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets (except for state or foreign securities laws, as to which we express no opinion);

February [7], 2019

c.

breach of or default under any agreements or other documents filed as exhibits pursuant to Items 1, 2 or 4 of Rule 601 to the Registration Statement or Item 10 of Rule 601 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 or to any of the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K since the date of such Annual Report, to which the Company, the Operating Partnership and/or the Significant Subsidiaries is a party or by which the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are bound, or a breach of or default under provisions in such agreements or documents giving preemptive rights to holders of Common Stock;

d.

creation or imposition of a contractual lien or security interest in, on or against the Company’s, the Operating Partnership’s or the Significant Subsidiaries’ assets under any agreements or documents specified in clause (c) above; or

e.

violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company, the Operating Partnership, the Significant Subsidiaries or their respective assets are subject.

(12)

The Registration Statement is effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated, pending or threatened by the Commission. Each of the Preliminary Prospectus and the Prospectus has been filed with the Commission within the time period required by Rule 424 under the Securities Act.

(13)

The Registration Statement, at the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, and the Prospectus, as of its date (and other than the financial statements, notes and schedules and other financial information included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act.

(14)

The documents (other than the financial statements, notes and schedules and other financial information included therein, as to which we express no opinion) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended.

February [7], 2019

(15)

To our knowledge, there are no legal or governmental proceedings pending or threatened against any of the Invesco Entities which are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, other than those disclosed therein.

This opinion letter is provided to you for your use solely in connection with the transactions referenced in the first paragraph and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose (including any person, firm or other entity that acquires Securities or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion, or used in any other transaction or context. The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (15) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Alston & Bird LLP

By:

Schedule A

Issuer Free Writing Prospectus

None

Schedule B

Foreign Qualifications

Invesco Mortgage Capital Inc.

Georgia

IAS Operating Partnership L.P.

Georgia

IAS Asset 1 LLC

Georgia

IAS Services LLC

None

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-253-8390

February [7], 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10136

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Re:	Invesco Mortgage Capital Inc. – Offering of Common Stock

Ladies and Gentlemen:

We are counsel for Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”). We have represented the Company in connection with the issuance and sale by the Company of [14,000,000] shares (the “Firm Securities”) of its common stock, par value $0.01 per share (“Common Stock”), and [2,100,000] shares of Common Stock (the “Optional Securities” and, together with the Firm Securities, the “Securities”), pursuant to an underwriting agreement, dated February [4], 2019 (the “Underwriting Agreement”), by and among the Company, IAS Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), Invesco Advisers, Inc., a Delaware corporation (the “Manager”), and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Underwriters”). This letter is being furnished to you, at your request, pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. For purposes of this letter, the term “Invesco Entities” refers to the Company and the Operating Partnership.

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

February [7], 2019

In the course of our acting as counsel to the Company in connection with the Company’s preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have, we have examined, among other things, originals or copies of the following executed documents:

(i)

the Company’s registration statement on Form S-3ASR (File No. 333-210454), filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2016 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) (the registration statement, as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”), which includes the Company’s base prospectus, dated March 29, 2016 (the “Base Prospectus”);

(ii)

the Base Prospectus, as supplemented by the Company’s preliminary Prospectus Supplement, dated February [4], 2019, relating to the Securities (together with the documents incorporated by reference therein, the “Preliminary Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on February [4], 2019;

(iii)	the General Disclosure Package;

(iv)

each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Schedule A attached hereto (the “IFWPs”);

(v)

the Base Prospectus, as supplemented by the Company’s final Prospectus Supplement, dated February [4], 2019, relating to the Securities (together with the documents incorporated by reference therein, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on February [6], 2019; and

(vi)	the Underwriting Agreement.

Those items referred to above in the preceding items (i) through (vi) collectively are referred to herein as the “Transaction Documents”.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Transaction Documents (except to the extent expressly set forth in the opinions contained in our tax opinion letter to you of even date herewith). However, in the course of acting as counsel to the Company, we reviewed the Transaction Documents and such other documents as we have deemed necessary, and participated in conferences and telephone conversations with officers and other representatives of the Invesco Entities, the independent public accountants for the Invesco Entities, your representatives, and your counsel, during which conferences and conversations the contents of the Transaction Documents and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Invesco Entities, the Manager and others as to the existence and consequence of certain factual and other matters.

February [7], 2019

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

(1)

the Registration Statement, at the time it became effective on March 29, 2016 for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2)

the Preliminary Prospectus, as of the Applicable Time on February [4], 2019 (together with the General Disclosure Package and the IFWPs), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(3)

the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we do not express any belief herein with respect to the financial statements, notes and schedules and other financial information included or incorporated by reference therein, or omitted therefrom, assessments of or reports on the effectiveness of internal control over financial reporting or auditors’ reports on internal controls.

This letter is provided to you for your use solely in connection with the transactions referenced in the first paragraph and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose (including any person, firm or other entity that acquires Securities or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion, or used in any other transaction or context. This letter is provided as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such statements.

Very truly yours,

Alston & Bird LLP

By:

Schedule A

Issuer Free Writing Prospectus

None

ANNEX III

Form of Maryland Law Opinion of Venable LLP

[LETTERHEAD OF VENABLE LLP]

February [7], 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

    as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Re:	Invesco Mortgage Capital Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance of [14,000,000] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, pursuant to the Underwriting Agreement, dated February 4, 2019 (the “Agreement”), by and among the Company, IAS Operating Partnership LP, Invesco Advisers, Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several Underwriters named in Schedule A thereto (collectively, the “Underwriters”). This firm did not participate in the negotiation or drafting of the Agreement.

This opinion is being delivered to you pursuant to Section 7(e) of the Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement on Form S-3ASR (Registration No. 333-210454) of the Company, relating to the Shares, and all amendments thereto (collectively, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

Morgan Stanley & Co. LLC, et al.

February [7], 2019

2. The Company’s Prospectus, dated March 29, 2016 (the “Base Prospectus”), as supplemented by (i) a Preliminary Prospectus Supplement, dated February 4, 2019 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus and the information set forth on Schedule B to the Agreement, the “General Disclosure Package”), and (ii) a Prospectus Supplement thereto, dated February 4, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each in the form in which it was transmitted to the Commission, including, in the case of the Preliminary Prospectus Supplement and the Prospectus, pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company (the “Board”), or by a duly authorized committee of the Board, relating to, among other matters, (a) the sale and issuance of the Shares and (b) the execution, delivery and performance by the Company of the Agreement, certified as of the date hereof by an officer of the Company;

7. The Company’s Current Report on Form 8-K, dated February 16, 2017 (the “8-K”), filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended;

8. The Agreement;

9. A certificate executed by an officer of the Company, dated as of the date hereof (the “Officer’s Certificate”); and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Morgan Stanley & Co. LLC, et al.

February [7], 2019

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents as to matters of fact (but not legal conclusions on matters on which we opine) are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to own its properties and conduct its business in all material respects as described in the General Disclosure Package and the Prospectus under the captions “Prospectus Supplement Summary – Our Company” and “Invesco Mortgage Capital Inc.,” and to execute and deliver the Agreement and to consummate the transactions contemplated thereby under the laws of the State of Maryland.

Morgan Stanley & Co. LLC, et al.

February [7], 2019

3. The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action on the part of the Company.

4. The Agreement has been duly executed and delivered by the Company.

5. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the descriptions thereof contained in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock.” No holder of the Shares to be delivered on the Closing Date (as defined in the Agreement) is or will be subject to personal liability for any debt or obligation of the Company solely by reason of being such a holder.

6. The Company has an authorized capitalization as set forth in the line items “Common Stock, par value $0.01 per share” and “Preferred Stock, par value $0.01 per share” in the General Disclosure Package and the Prospectus under the caption “Capitalization.” The sale and issuance of the Shares are not subject to any preemptive or similar rights arising under the Charter, the Bylaws or the Maryland General Corporation Law.

7. None of the issuance and sale of the Shares, the purchase by the Company of the Company OP Units (as defined in the Agreement) or the execution, delivery or performance by the Company of the Agreement will conflict with or result in a breach or violation of (a) the Charter or Bylaws, (b) any Maryland statute, rule or regulation, or (c) based solely on the Officer’s Certificate, any order of any governmental agency or body of the State of Maryland having jurisdiction over the Company or any of its properties.

8. No consent, approval, authorization or order of, or filing with, any Maryland court or governmental agency or body having jurisdiction over the Company is required for (a) the execution of the Agreement or consummation of the transactions contemplated by the Agreement in connection with the offering, issuance and sale of the Shares by the Company and (b) the purchase by the Company of the Company OP Units, except such as have been obtained or made, if any (other than any consent, approval, authorization, order or filing in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

9. The information in the General Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” and in Item 15 of Part II of the Registration Statement, as of the date of the Preliminary Prospectus Supplement, the date of the Prospectus Supplement and the date hereof, as modified by the disclosure in the 8-K, insofar as such information purports to summarize the Charter, the Bylaws or matters of or legal conclusions relating to Maryland law, is accurate in all material respects.

Morgan Stanley & Co. LLC, et al.

February [7], 2019

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning United States federal law, the laws of any other state or the laws, codes or regulations of any municipality or other local jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Agreement provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 7(b) above is based upon our consideration of only those statutes, rules or regulations of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 8 above is based upon our consideration of only those consents, approvals, authorizations, orders or filings required by courts or governmental agencies or bodies of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit and the benefit of the Underwriters. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Alston & Bird LLP, counsel to the Company, in connection with opinions of even date herewith to be issued by it relating to the issuance of the Shares) without, in each instance, our prior written consent.

Very truly yours,

ANNEX IV

Form of Tax Opinion of Alston & Bird LLP

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

February [7], 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10136

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Re: Invesco Mortgage Capital Inc. – Offering of Common Stock

Ladies and Gentlemen:

We have represented Invesco Mortgage Capital, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of up to [16,100,000] shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to an underwriting agreement, dated February 4, 2019 (the “Underwriting Agreement”), by and among the Company, IAS Operating Partnership, LP, a Delaware limited partnership, Invesco Advisers, Inc., a Delaware corporation, and Morgan Stanley & Co., LLC, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC. This opinion letter is being furnished to you, at your request, pursuant to Section 7(f) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In connection with this opinion, we have made such legal and factual inquiries as we have deemed necessary or appropriate, including examination of the Articles of Amendment and Restatement of the Company, including the articles supplementary thereto, the First Amended and Restated Agreement of Limited Partnership of IAS

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

February 7, 2019

Operating Partnership, LP, dated July 1, 2009, as amended, the Registration Statement, the General Disclosure Package, the Final Prospectus and such other documents as we have deemed necessary in order to enable us to render this opinion. In addition, the Company provided us with, and we are relying upon, a certificate (the “Officer’s Certificate”) containing certain factual representations and covenants of an officer of the Company relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests. For purposes of our opinion, however, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the General Disclosure Package, the Final Prospectus or in any other document. We have assumed and relied on the representations that the information presented in the Officer’s Certificate, the Registration Statement, and the Prospectus accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. We are not, however, aware of any facts inconsistent with the representations contained in the Officer’s Certificate or the facts in the above-referenced documents. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(i) Commencing with its taxable year ended December 31, 2009, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation (as described in the Registration Statement, the Prospectus Supplement and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

(ii) Although it does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock, the discussion set forth in the Prospectus Supplement under the heading “U.S. Federal Income Tax Considerations,” though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock, subject to the limitations and qualifications set forth therein.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Prospectus Supplement under the heading “U.S. Federal Income Tax Considerations” relating to, among other things, the nature of the Company’s gross income, the composition of the

February 7, 2019

Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. Alston & Bird LLP will not review the Company’s compliance with these requirements on a continuing basis. No assurances can be given that the Company will satisfy these requirements.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

Our opinion is given as of the date hereof and is based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect this opinion. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the U.S. federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

February 7, 2019

This opinion letter is provided to you for your use solely in connection with the offering of the Common Stock described herein and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context. No opinion other than that expressly contained herein may be inferred or implied. This opinion letter is rendered as of the date hereof, and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Very truly yours,

ALSTON & BIRD LLP

[Signature Page to Company Counsel Tax Opinion to Underwriters]

ANNEX V

Form of Manager Corporate Opinion

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-253-8390

February [7], 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10136

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Re: Invesco Mortgage Capital Inc. – Offering of Common Stock

Ladies and Gentlemen:

We have served as special counsel to Invesco Advisers, Inc., a Delaware corporation (the “Manager”) in connection with the issuance and sale by Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), of up to 14,000,000 shares (the “Firm Securities”) of its common stock, par value $0.01 per share (“Common Stock”), and 2,100,000 shares of Common Stock (the “Optional Securities” and, together with the Firm Securities, the “Securities”), pursuant to an underwriting agreement, dated February [4], 2019 (the “Underwriting Agreement”), by and among the Company, IAS Operating Partnership LP, a Delaware limited partnership, the Manager, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (the “Underwriters”). This opinion is being furnished to you, at your request, pursuant to Section 7(g) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Manager, including, without limitation, resolutions adopted by the board of directors of the Manager and the organizational documents of

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

February [7], 2019

the Manager, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Manager, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. Among other things, we have examined originals or copies of the following executed documents:

(i)

the Company’s registration statement on Form S-3ASR (File No. 333-210454), filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2016 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) (the registration statement, as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”), which includes the Company’s base prospectus, dated March 29, 2016 (the “Base Prospectus”);

(ii)

the Base Prospectus, as supplemented by the Company’s preliminary Prospectus Supplement, dated February [4], 2019, relating to the Securities (together with the documents incorporated by reference therein, the “Preliminary Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on February [4], 2019;

(iii)	the General Disclosure Package;

(iv)	each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) and that is described on Schedule A attached hereto;

(v)

the Base Prospectus, as supplemented by the Company’s final Prospectus Supplement, dated February [4], 2019, relating to the Securities (together with the documents incorporated by reference therein, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Securities Act on February [6], 2019; and

(vi)	the Underwriting Agreement.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Underwriting Agreement by the parties thereto, certificates and statements of responsible officers of the Manager, the due performance by the parties thereto of their respective obligations set forth in the Underwriting Agreement, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification. Statements in this opinion letter regarding the valid existence, qualification to do business as a foreign entity and good standing of the Manager in its State of incorporation and the States in which it does business are based solely upon the certificates provided by the Secretary of State (or other comparable officer or official) of such States. For the purpose of such statements, we also have assumed that those certificates and opinions of counsel have remained correct and accurate since the dates thereof.

February [7], 2019

In rendering the opinions expressed below, we have assumed (i) the due organization, valid existence and good standing of each of the parties to the Underwriting Agreement, other than the Manager, (ii) the genuineness of all signatures on all documents (other than the signature of the Manager), (iii) the legal capacity and competence of all natural persons, (iv) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified or photostatic copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) the due authorization, execution and delivery of the Underwriting Agreement by all parties thereto, other than the Manager, and that the Underwriting Agreement is the legal, valid and binding obligation of all parties thereto, other than the Manager, enforceable against such parties in accordance with its terms, (vii) all parties to the Underwriting Agreement, other than the Manager, have the full power, capacity, authority and legal right to enter into such agreement and to perform their respective obligations thereunder, (viii) the execution, delivery and performance by each party, other than the Manager, of the Underwriting Agreement, does not and will not violate or otherwise cause a default under the articles or certificate of incorporation, bylaws or other governing documents of such party, or any law or regulation of any governmental authority or determination of an arbitrator or a court or other governmental authority or the contracts and other agreements to which any such party is a party, (ix) that all representations and warranties made by the parties in the Underwriting Agreement with respect to factual matters are true and correct, (x) that the Underwriting Agreement represents bona fide and arm’s-length transactions undertaken by the Manager in good faith for fair and adequate consideration, (xi) the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to the Underwriting Agreement and (xii) all terms and conditions of, or relating to, the transactions contemplated by the Underwriting Agreement are correctly and completely embodied in the Underwriting Agreement.

We express no opinion herein as to any matter relating to the laws of any jurisdiction other than (i) the federal laws of the United States and (ii) the laws of the States of New York and Delaware.

Whenever any opinion or confirmation set forth in this opinion letter with respect to the existence or absence of facts or other matters is qualified by the words “to our knowledge” or “known to us” or other words of similar meaning, the quoted words mean the current and actual awareness by lawyers in the “primary lawyer group” of factual matters that such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means those lawyers currently in our firm who have been responsible for representing and providing legal work for the Manager in connection with the transactions contemplated by the Underwriting Agreement.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

1. The Manager is a corporation validly existing and in good standing under the laws of the State of Delaware. The Manager has the corporate power and authority to conduct its business and own, lease and operate its properties as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and is duly qualified to do business as a foreign corporation and is in good standing to do business in each jurisdiction set forth on Schedule B attached hereto, which we have been advised by the Manager reflects the primary jurisdictions in which the Manager provides services to the Company.

February [7], 2019

2. To our knowledge, the Manager is not in violation of any term or provision of its organizational documents, and is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness or a person acting on such holder’s behalf the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, except such violations, breaches or defaults that individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect.

3. The execution and delivery of the Underwriting Agreement and the performance of the obligations set forth therein by the Manager do not, and if the Manager was now to perform its obligations under such agreement would not, result in any:

(a) violation of the Manager’s certificate of incorporation or bylaws;

(b) breach of or default under (i) the Management Agreement or (ii) any material written agreement to which the Manager is a party or by which the Manager is bound as set forth in Schedule C attached hereto;

(c) creation or imposition of a contractual lien or security interest in, on or against the Manager’s or its subsidiaries’ assets under any material written agreement specified in clause (b) above;

(d) violation of any applicable U.S. federal or New York or Delaware state law, rule or regulation applicable to the Manager or its assets (except for state or foreign securities or “blue sky” laws, as to which we express no opinion); or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Manager or its assets are subject.

4. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Manager.

5. The Manager is not prohibited by the Investment Advisers Act or the rules and regulations thereunder from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

6. No authorization, approval, consent or order of any court or governmental authority or agency or filing therewith or, to our knowledge, any other entity is required to be made or obtained by the Manager in connection with the offering, issuance or sale of the Securities by the Company, or issuance or sale of the Company OP Units sold by the Operating Partnership to the

February [7], 2019

Company in connection with the Company’s sale of the Securities, except for authorizations, approvals, consents or orders that have been received prior to the date hereof; provided, however, that we do not express any opinion as to any necessary qualification under the state securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the Underwriters or any approval of the underwriting terms and arrangements relating to the offering of the Securities by the Financial Industry Regulatory Authority.

This opinion letter is provided to you for your use solely in connection with the transactions referenced in the first paragraph and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose (including any person, firm or other entity that acquires Securities or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion, or used in any other transaction or context. The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (6) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Alston & Bird LLP

By:

Schedule A

Issuer Free Writing Prospectus

None

Schedule B

Foreign Jurisdictions

Georgia
Kentucky

Schedule C

Material Agreements

1. Indenture of Lease, dated October 25, 2009, by and between Marsh & McLennan Companies, Inc. and Invesco Advisers, Inc. and all amendments thereto.

2. Lease Agreement, dated August 13, 2009, by and between Louisville Trophy LLC and Invesco Advisers, Inc. and all amendments thereto.

3.Indenture of Lease, dated June 30, 2011, by and between Invesco Advisers, Inc. and 100 Federal Street Limited Partnership.

4. Lease, dated June 27, 2012, by and between 3500 Lacey Road LLC and Invesco Advisors, Inc. and all Riders and Exhibits thereto.

ANNEX VI

Form of Lock-Up Agreement

February 4, 2019

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC.

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), by and among Invesco Mortgage Capital Inc., a Maryland corporation, and any successor (by merger or otherwise) thereto (the “Company”), IAS Operating Partnership LP, Invesco Advisers, Inc., Morgan Stanley & Co. LLC (“Morgan Stanley”), Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse Securities (USA) LLC, (“Credit Suisse”) as representatives of the several underwriters named in Schedule A to the Underwriting Agreement, pursuant to which a public offering of the Company’s common stock, par value $0.01 per share (the “Securities”), will be made, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Morgan Stanley, Citigroup and Credit Suisse. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, Citigroup and Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

VI - 2

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 30 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of Securities to a family member of the undersigned or a trust of which the undersigned is a trustor and the beneficiaries are family members of the undersigned may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 4 or 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the transfer agent and registrar is hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before April 30, 2019. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Signature of stockholder:

Print name of stockholder: